Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Bruce Thomas
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT EXCEEDS SECOND FISCAL QUARTER EXPECTATIONS
Core Operating Income Increased by Nearly 50 Percent Sequentially as Revenues Grew by 5.1 Percent and Core Gross Margins Expanded by 190 Basis Points
     NEWPORT BEACH, Calif., April 27, 2006 — Conexant Systems, Inc. (NASDAQ: CNXT), today reported financial results for the second quarter of fiscal 2006, which ended March 31, 2006. The results exceeded the company’s prior expectations for revenue growth and for improvements in both core gross margin and core operating income.
     Conexant presents financial results based on generally accepted accounting principles (GAAP) as well as selected non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Second quarter fiscal 2006 revenues of $242.6 million increased 5.1 percent from first quarter fiscal 2006 revenues of $230.7 million, and 42.9 percent from $169.7 million in the second quarter of fiscal 2005. Core gross margins in the second quarter of fiscal 2006 increased 190 basis points to 43.5 percent of revenues from 41.6 percent in the immediately prior quarter.
     Core operating expenses increased in the second quarter of fiscal 2006 to $86.1 million from $83.1 million in the prior quarter, primarily due to higher employee compensation costs and increased investments in new product developments. Core operating expenses in the year-ago quarter were $89.1 million.
     Core operating income in the second quarter of fiscal 2006 was $19.3 million, up 48.9 percent from first quarter fiscal 2006 core operating income of $13.0 million. The core operating loss in the second quarter of fiscal 2005 was $29.2 million. Core net income for the second quarter of fiscal 2006 increased 79.9 percent sequentially to $13.1

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million, or $0.03 per diluted share, compared to $7.3 million, or $0.02 per diluted share in the first quarter of fiscal 2006. In the year-ago quarter, the core net loss was $36.5 million, or $0.08 per diluted share.
     On a GAAP measures basis, gross margins for the second quarter of fiscal 2006 increased by 230 basis points to 43.8 percent of revenues, from 41.5 percent in the prior quarter. GAAP operating expenses increased from $111.8 million in the prior quarter to $147.8 million in the second quarter of fiscal 2006, primarily due to a $40.0 million charge related to ongoing litigation with Texas Instruments, Inc. The GAAP operating loss was $41.6 million in the second quarter of fiscal 2006 compared to a loss of $16.0 million in the previous quarter. The GAAP net loss for the second quarter of fiscal 2006 was $10.1 million, or $0.02 per diluted share, compared to a GAAP net loss of $24.3 million, or $0.05 per diluted share, in the first quarter of fiscal 2006. The company’s second fiscal quarter 2006 GAAP results also included an increase of $35.6 million in the value of warrants in Mindspeed Technologies, Inc., and a favorable property tax settlement of $8.9 million. For the year-ago quarter, GAAP gross margin was 35.3 percent, GAAP operating expenses were $120.6 million, GAAP operating loss was $60.7 million, and GAAP net loss was $73.2 million, or $0.16 per diluted share.
     “In the second fiscal quarter, we once again exceeded expectations on our major financial metrics,” said Dwight W. Decker, Conexant chairman and chief executive officer. “Entering the quarter, we anticipated revenue of approximately $240 million, core gross margins in a range of 41.5 to 42.5 percent of revenues, and a sequential increase of 25 percent in core operating income. Instead, we delivered revenue of $242.6 million, driven by another quarter of double-digit sequential growth in our satellite set-top box business. We also improved core gross margins to 43.5 percent, primarily due to accelerated progress on our gross-margin expansion initiatives and a stable pricing environment, and we delivered a sequential increase in core operating income of approximately 50 percent.
     “During the quarter, we successfully completed a financially attractive $200 million convertible debt offering,” Decker said. “We used a portion of the proceeds to repurchase $59 million of our existing convertible debt due in February 2007, and we exited the quarter with $595 million in cash, cash equivalents, and investments. We are

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also expecting the exercise this quarter of a ‘green shoe’ option associated with the convertible debt offering, which would generate approximately $50 million of additional proceeds. Overall, we are in a solid position to effectively manage our scheduled debt repayments for this year and next.
     “As we clearly stated in December of last year, our highest-priority performance objective is to return double-digit core operating margins before the end of calendar 2006,” Decker said. “Considering our above-plan second fiscal quarter performance, we are increasingly confident in our ability to achieve this milestone on schedule.”
Third Fiscal Quarter 2006 Outlook
     “Entering the third fiscal quarter, customer demand is solid across all our businesses, and in particular we expect our satellite set-top box solutions to continue their strong growth,” Decker said. “As a result, we anticipate that third fiscal quarter revenues will increase between 3 and 5 percent sequentially. We expect to again improve our core gross margins, to a level of approximately 44 percent. We plan to continue to grow our investments in selected new product development, with core operating expenses targeted in the range of $88 to $89 million.
     “We expect that the achievement of our third fiscal quarter revenue and gross-margin targets will deliver a further improvement in core operating income of approximately 15 percent sequentially,” Decker said. “Finally, we expect our core net income to be $0.03 per share, based on approximately 505 million diluted shares outstanding.”
Note to Editors, Analysts and Investors
     Conexant’s conference call will take place on take place on Thursday, April 27, 2006, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 7771435.
About Conexant
     Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

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     Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlug™ and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.
     Conexant is a fabless semiconductor company with an annual revenue run-rate in excess of $900 million. The company has approximately 2,500 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.
Safe Harbor
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
     These risks and uncertainties include, but are not limited to: the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology and the demands it may place on the time and attention of our management and the expense it may place on the company; the risk that capital needed for our business and to repay our convertible notes will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

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CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
Net revenues (Note 1)	$242,583	$230,706	$169,738	$473,289	$310,359
Cost of goods sold (Note 2)	136,373	134,953	109,766	271,326	243,231

Gross margin	106,210	95,753	59,972	201,963	67,128

Operating expenses:
Research and development	64,831	64,359	70,539	129,190	143,080
Selling, general and administrative	36,320	38,601	28,362	74,921	58,368
Amortization of intangible assets	7,758	7,907	8,140	15,665	16,433
Special charges (Note 3)	38,854	915	13,596	39,769	32,853

Total operating expenses	147,763	111,782	120,637	259,545	250,734

Operating loss	(41,553)	(16,029)	(60,665)	(57,582)	(183,606)

Interest expense	10,052	8,802	8,463	18,854	16,894
Other (income) expense, net	(42,208)	(1,276)	3,429	(43,484)	(7,757)

Loss before income taxes	(9,397)	(23,555)	(72,557)	(32,952)	(192,743)

Provision for income taxes	735	716	630	1,451	1,162

Net loss	$(10,132)	$(24,271)	$(73,187)	$(34,403)	$(193,905)

Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.16)	$(0.07)	$(0.41)

Shares used in basic and diluted per-share computations	477,480	474,043	470,189	475,761	469,279

Note 1— Includes $9.6 million and $17.5 million of charges for channel inventory during the three and six months ended March 31, 2005, respectively.
Note 2— Includes $45.0 million of charges for internal inventory during the six months ended March 31, 2005.
Note 3— Includes a $40.0 million charge related to on-going litigation with Texas Instruments, Inc. during the three and six months ended March 31, 2006.

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CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
GAAP gross margin	$106,210	$95,753	$59,972	$201,963	$67,128
Stock-based compensation (a)	131	298	—	429	—
Other (i)	(883)	—	—	(883)	—

Non-GAAP Core gross margin	$105,458	$96,051	$59,972	$201,509	$67,128

GAAP operating expenses	$147,763	$111,782	$120,637	$259,545	$250,734
Stock-based compensation (a)	(12,621)	(14,018)	(3,019)	(26,639)	(6,008)
Transitional salaries and benefits (b)	(685)	(217)	(4,600)	(902)	(8,935)
IP litigation support costs (c)	(7,233)	(5,657)	(2,148)	(12,890)	(4,345)
Amortization of intangible assets (d)	(7,758)	(7,907)	(8,140)	(15,665)	(16,433)
Special charges (e)	(38,854)	(915)	(13,596)	(39,769)	(32,853)
Other (i)	5,515	—	—	5,515	—

Non-GAAP Core operating expenses	$86,127	$83,068	$89,134	$169,195	$182,160

GAAP operating loss	$(41,553)	$(16,029)	$(60,665)	$(57,582)	$(183,606)
Cost of goods sold adjustments (a, i)	(752)	298	—	(454)	—
Operating expense adjustments (a-e, i)	61,636	28,714	31,503	90,350	68,574

Non-GAAP Core operating income (loss)	$19,331	$12,983	$(29,162)	$32,314	$(115,032)

GAAP net loss	$(10,132)	$(24,271)	$(73,187)	$(34,403)	$(193,905)
Cost of goods sold adjustments (a, i)	(752)	298	—	(454)	—
Operating expense adjustments (a-e, i)	61,636	28,714	31,503	90,350	68,574
Losses of equity method investments (f)	584	2,071	3,371	2,655	6,460
Unrealized (gain) loss on Mindspeed warrant (g)	(35,642)	4,311	13,492	(31,331)	(1,281)
Gain on sale of equity securities (h)	(577)	(3,837)	(11,112)	(4,414)	(11,112)
Other (i)	(2,010)	—	(600)	(2,010)	(600)

Non-GAAP Core net income (loss)	$13,107	$7,286	$(36,533)	$20,393	$(131,864)

Basic net income (loss) per share:
GAAP	$(0.02)	$(0.05)	$(0.16)	$(0.07)	$(0.41)

Non-GAAP Core	$0.03	$0.02	$(0.08)	$0.04	$(0.28)

Diluted net income (loss) per share:
GAAP	$(0.02)	$(0.05)	$(0.16)	$(0.07)	$(0.41)

Non-GAAP Core (j)	$0.03	$0.02	$(0.08)	$0.04	$(0.28)

See “GAAP to Non-GAAP Core Adjustments” below

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GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense for the three months ended March 31, 2006 and December 31, 2005 and the six months ended March 31, 2006 is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R), which we adopted on October 1, 2005. Stock-based compensation expense for the three and six months ended March 31, 2005 is based on the intrinsic value of acquired or exchanged unvested stock options in business combinations, which is in accordance with previous accounting standards.

(b)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of the Company’s restructuring activities, from the date of their notification. Included in the amounts for the three months ended March 31, 2006, December 31, 2005, and March 31, 2005 and the six months ended March 31, 2006 and 2005 are $43, $9, $632, $52, and $928, respectively, of facilities related costs.

(c)	IP litigation support costs related to one of the Company’s intellectual property litigation matters.

(d)	Amortization of intangible assets resulting from the Company’s previous business combinations.

(e)	Restructuring charges, asset impairments, integration costs and other special items, including a $40.0 million charge related to the Company’s on-going litigation with Texas Instruments, Inc. during the three and six months ended March 31, 2006.

(f)	Gains and losses resulting from the Company’s equity method investments.

(g)	Unrealized gains and losses associated with fair value changes in the Company’s ownership of the Mindspeed warrant accounted for as a derivative instrument.

(h)	Gains on the sale of equity securities.

(i)	Other gains and losses which are not part of the core on-going operations of the Company. For the three and six months ended March 31, 2006, these adjustments primarily relate to a property tax settlement.

(j)	In periods of non-GAAP core net income, the dilutive effect of stock options and warrants under the treasury stock method and the dilutive effect of shares issuable upon conversion of convertible subordinated notes under the if-converted method are added to basic weighted average shares to compute diluted weighted average shares. For the three months ended March 31, 2006, the three months ended December 31, 2005 and the six months ended March 31, 2006, 15.6 million, 8.7 million and 9.9 million shares, respectively, have been added to basic weighted average shares to arrive at diluted weighted average shares for purposes of computing non-GAAP core diluted net income per share.

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Non-GAAP Financial Measures:
The Company has presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, on a basis consistent with its historical presentation to assist investors in understanding the Company’s core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of the Company’s core results of operations with historical periods. The Company is providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. Management believes that these are important measures in the evaluation of the Company’s results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
The Company does not present GAAP guidance due to its inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

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CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,	September 30,
	2006	2005	2005
ASSETS
Current assets:
Cash and cash equivalents (Note 4)	$454,795	$299,228	$202,704
Marketable securities (Note 4)	140,347	115,570	139,306
Restricted cash	8,800	7,500	—
Receivables	103,085	84,586	87,240
Inventories	87,302	78,831	95,329
Other current assets	32,762	14,910	14,701

Total current assets	827,091	600,625	539,280

Property, plant and equipment	55,519	50,322	50,700
Goodwill	714,786	714,786	717,013
Intangible assets	91,046	98,803	106,709
Mindspeed warrant	64,468	28,826	33,137
Marketable securities-long term (Note 4)	—	51,288	38,485
Other assets	102,007	93,441	96,200

Total assets	$1,854,917	$1,638,091	$1,581,524

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$653,325	$196,825	$196,825
Short-term debt	80,000	76,568	—
Accounts payable	134,335	108,041	108,957
Accrued compensation and benefits	27,465	30,085	27,505
Other current liabilities	106,135	75,625	63,197

Total current liabilities	1,001,260	487,144	396,484

Long-term debt	200,000	515,000	515,000
Other liabilities	89,490	95,837	100,947

Total liabilities	1,290,750	1,097,981	1,012,431

Shareholders’ equity	564,167	540,110	569,093

Total liabilities and shareholders’ equity	$1,854,917	$1,638,091	$1,581,524

          Note 4— Cash, Cash Equivalents and Marketable Securities

	March 31,	December 31,	September 30,
	2006	2005	2005
Cash and cash equivalents	$454,795	$299,228	$202,704
Short-term marketable debt securities (primarily domestic government agencies and corporate debt securities)	98,427	84,099	95,902
Long-term marketable debt securities (primarily domestic government agencies and corporate debt securities)	—	51,288	38,485

Subtotal	553,222	434,615	337,091

Marketable equity securities- Skyworks Solutions, Inc. (6.2 million shares at March 31, 2006, December 31, 2005, and September 30, 2005)	41,920	31,471	43,404

Total cash, cash equivalents and marketable securities	$595,142	$466,086	$380,495

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CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2006	2005	2005	2006	2005
Revenues By Region:
Americas	$23,849	$19,210	$21,267	$43,059	$39,706
Asia-Pacific	203,232	196,864	132,585	400,096	238,057
Europe, Middle East and Africa	15,502	14,632	15,886	30,134	32,596

	$242,583	$230,706	$169,738	$473,289	$310,359

Cash Flow Data:
Depreciation of PP&E	$4,671	$4,433	$4,692	$9,104	$9,530
Capital expenditures	$7,359	$5,780	$10,280	$13,139	$12,362